   As filed with the Securities and Exchange Commission on October 15, 1999.
                                                    Registration No. 333-_______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             MACDERMID, INCORPORATED
               (Exact name of issuer as specified in its charter)

          CONNECTICUT                                           06-0435750
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. employer
 incorporation or organization)                             identification no.)


                     245 FREIGHT STREET, WATERBURY, CT 06702
                    ----------------------------------------
                    (Address of principal executive offices)


                                   ----------


    MACDERMID, INCORPORATED PROFIT SHARING AND EMPLOYEE STOCK OWNERSHIP PLAN

                        MACDERMID EQUIPMENT 401(K) PLAN
                              (Full Title of Plan)

                                   ----------

                                                          Copy to:
          DANIEL H. LEEVER                          MICHAEL E. MOONEY, ESQ.
CHAIRMAN AND CHIEF EXECUTIVE OFFICER             NUTTER, MCCLENNEN & FISH, LLP
      MACDERMID, INCORPORATED                       ONE INTERNATIONAL PLACE
         245 FREIGHT STREET                    BOSTON, MASSACHUSETTS 02110-2699
        WATERBURY, CT 06702                             (617) 439-2000
           (203) 575-5700
    (Name, address and telephone
    number of agent for service)

                                   ----------

                        CALCULATION OF REGISTRATION FEE


==================================================================================================
Title of each class          Amount           Proposed            Proposed
 of securities to             being        maximum offering    maximum aggregate     Amount of
  be registered            registered(1)    price per share     offering price    registration fee
--------------------------------------------------------------------------------------------------

Common Stock,           1,500,000 Shares      $33.13(2)         $49,695,000(2)     $13,815.21(2)
without par value
==================================================================================================

(1) This Registration Statement covers 1,200,000 shares of Common Stock that may be purchased for participants' accounts in accordance with the MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan (the "MacDermid, Incorporated Plan") and 300,000 shares of Common Stock that may be purchased for participants' accounts in accordance with the MacDermid Equipment 401(k) Plan (the "MacDermid Equipment Plan") (collectively, the "Plans"). Pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be purchased in accordance with said Plans as a result of a stock dividend, stock split or other recapitalization. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans.

(2) Calculated based on the average of the high and low prices per share of the Common Stock as reported on the New York Stock Exchange on October 13, 1999.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         MacDermid, Incorporated (the "Company") and the Plans hereby incorporate by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1999 and the MacDermid, Incorporated Plan's Annual Report on Form 11-K and the MacDermid Equipment Plan's Annual Report on Form 11-K for the Plans' fiscal year ended March 31, 1999; and

         (b) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A (File No. 001-13889).

         All documents subsequently filed by the Company and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently-filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Connecticut Business Corporation Act, Sections 33-770 to 33-778, inclusive, and Article 9 of the Company's By-laws, contain provisions authorizing indemnification by the Company of directors, officers and employees of the registrant against certain liabilities and expenses which they may incur as directors, officers and employees of the registrant or of certain other corporations. Section 33-773 also provides that such indemnification may include payment by the Company of expenses incurred in defending a proceeding in advance of the final disposition of such proceeding, upon certain



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
representations being made by such indemnified person as to his or her good faith belief that he or she has met the relevant standard of conduct and upon agreement by the person indemnified to repay such payment if he or she shall be adjudicated not entitled to be indemnified under Sections 33-772, 33-774 or 33-775.

         Section 33-777 provides that the Company may purchase and maintain insurance on behalf of an individual who is a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, serves at the Company's request as a director, officer, employee or agent of another entity against liability asserted against or incurred by such person in such capacity, whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under Section 33-770 to 33-778 inclusive. The Company maintains an officer's and director's liability insurance policy.

ITEM 7.  EXEMPTION FROM REGISTRATION.

         Not applicable.

ITEM 8.  EXHIBITS.

         See the exhibit index immediately preceding the exhibits attached hereto. The Registrant will submit or has submitted the Plans and all amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner, and will make all changes required by the IRS in order to qualify the Plans (or keep the Plans qualified) under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and each filing of the Plans' annual reports pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the Connecticut Business Corporation Act and the Registrant's By-laws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Act, and will be governed by the final adjudication of such issue.





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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterbury, Connecticut, on the 15th day of October, 1999.



                                        MACDERMID, INCORPORATED


                                        By: /s/ Daniel H. Leever
                                            ------------------------------------
                                            Daniel H. Leever
                                            Chairman and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.


     SIGNATURES                         TITLE                        DATE
     ----------                         -----                        ----



/s/ Daniel H. Leever             CHAIRMAN OF THE BOARD AND      October 15, 1999
---------------------------      CHIEF EXECUTIVE OFFICER
DANIEL H. LEEVER



/s/ R. Nelson Griebel            PRESIDENT, CHIEF OPERATING     October 15, 1999
---------------------------      OFFICER AND DIRECTOR
R. NELSON GRIEBEL



/s/ Gregory M. Bolingbroke       CONTROLLER AND PRINCIPAL       October 15, 1999
---------------------------      ACCOUNTING OFFICER
GREGORY M. BOLINGBROKE



/s/ Harold Leever                CHAIRMAN EMERITUS              October 15, 1999
---------------------------      AND DIRECTOR
HAROLD LEEVER



/s/ Thomas W. Smith              DIRECTOR                       October 15, 1999
---------------------------
THOMAS W. SMITH



/s/ James C. Smith               DIRECTOR                       October 15, 1999
---------------------------
JAMES C. SMITH



/s/ Donald G. Ogilvie            DIRECTOR                       October 15, 1999
---------------------------
DONALD G. OGILVIE




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


Pursuant to the requirements of the Securities Act of 1933, the administrator of the MacDermid, Incorporated Profit Sharing and Employee Stock Ownership Plan and the MacDermid Equipment 401(k) Plan has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waterbury, Connecticut, on the 15th day of October, 1999.


MACDERMID, INCORPORATED

By: /s/ Marion L. Hubbard
    ---------------------------------
    Name: Marion L. Hubbard
    Title: Plan Administrator





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

                                  EXHIBIT INDEX


Exhibit No.        Title
-----------        -----


    4.1          MacDermid, Incorporated Profit Sharing
                 and Employee Stock Ownership Plan

    4.2          MacDermid Equipment 401(K) Plan

     5           Opinion of Nutter, McClennen & Fish, LLP

   23.1          Consent of Nutter (Contained in Exhibit 5),
                 McClennen & Fish, LLP

   23.2          Consent of KPMG LLP





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